                                                                     EXHBIT 99.1



                      TRANSMITTAL OF FINANCIAL REPORTS AND
                        CERTIFICATION OF COMPLIANCE WITH
                  UNITED STATES TRUSTEE OPERATING REQUIREMENTS
           FOR THE LTV INTEGRATED STEEL BUSINESS FOR THE PERIOD ENDED
                                 APRIL 30, 2005



                                        :
IN RE:                                  :      CHAPTER 11
                                        :
LTV STEEL COMPANY, INC.,                :      JOINTLY ADMINISTERED
A NEW JERSEY CORPORATION, ET AL.,       :      CASE NO. 00-43866
                                        :
                         DEBTORS.       :      CHIEF JUDGE RANDOLPH BAXTER


         As Vice President and Controller of The LTV Corporation ("LTV"), a corporation organized under the laws of the State of Delaware and one of the debtors and debtors in possession in the above-captioned Chapter 11 cases (collectively, the "Debtors"), I hereby affirm that:

         1. I have reviewed the following Integrated Steel Business financial reports for April 2005 attached hereto (collectively, the "Statements") - Cash Receipts and Disbursements and Debtors' Cash Account Balances.

         2. The Statements are based on the Debtors' books and records maintained in the ordinary course of business. The statements have been prepared in accordance with normal and customary accounting practices and fairly and accurately reflect the relevant information for the applicable period.

         3. The insurance described in Section 4 of the Operating Instructions and Reporting Requirements for Chapter 11 Cases (the "Operating Instructions") issued by the U.S. Trustee remains in force.

         4. All postpetition taxes, as described in Sections 1 and 14 of the Operating Instructions, and due prior to the commencement of the LTV Steel Asset Protection Plan, are current and have been paid in the ordinary course of business.

         5. No professional fees have been paid without specific Court authorization.

         The Statements were prepared by LTV under my direction and supervision. LTV verifies that, to the best of its knowledge, the information set forth in the Statements is true and correct.


Dated:  May 17, 2005               /s/  John T.Delmore
                                  ----------------------------------------------
                                  John T. Delmore
                                  Vice President and Controller
                                  The LTV Corporation

THE LTV CORPORATION
Integrated Steel Business
Cash Receipts and Disbursements - April 2005
(Unaudited)
($ in Thousands)



Receipts                                                           $        523
                                                                   ------------

Disbursements:
             Labor                                                          159
             Non-labor administrative expenditures                          297
             Chapter 11 Professionals                                        47
             Other                                                           22
                                                                   ------------
                   Total                                                    525
                                                                   ------------

Receipts less Disbursements                                                  (2)

Beginning cash balance                                                   41,393

                                                                   ------------
Ending cash balance                                                $     41,391
                                                                   ============



       See accompanying notes to Cash Receipts and Disbursements Schedule.

THE LTV CORPORATION
Notes to Integrated Steel Business Cash Receipts and Disbursements Schedule - April 2005


On December 7, 2001, the Court entered an order (the "APP Order") authorizing LTV Steel Company, Inc. and its affiliated debtors (collectively, the "Debtors") to implement an asset protection plan (the "APP") for the safe and orderly cessation and winddown of their integrated steel business over a nine-month period (the "APP Period"). On August 30, 2002 the Court entered an order that, among other things, extended the duration of the APP from September 13, 2002 to December 13, 2002. Pursuant to the APP Order, the Debtors hot-idled their primary integrated steel facilities in December 2001 and ceased producing steel. After entry of the APP Order, the Debtors' integrated steel business continued to ship product that remained in inventory, collected receivables and marketed the integrated steel assets for sale under Court-approved sale procedures. By order dated February 28, 2002, the Court approved the sale of substantially all of the Debtors' integrated steel assets to WLR Acquisition Corp. n/k/a International Steel Group, Inc. ("ISG") for a purchase price of approximately $80 million (of which approximately $11 million was allocated to the purchase of the assets of certain non-debtor railroads), plus the assumption of certain environmental and other obligations. ISG also purchased inventories which were located at the integrated steel facilities for approximately $52 million. The sale of the Debtors' integrated steel assets to ISG closed in April 2002, and a second closing related to the purchase of the inventory occurred in May 2002.

Under the APP, the Debtors paid expenditures in accordance with a budget negotiated with their postpetition secured lenders (collectively, the "DIP Lenders") for the consensual use of cash collateral to complete the orderly wind down of the integrated steel business, which budget was approved by the Court on December 18, 2001 and subsequently amended from time to time (the "APP Budget"). Pursuant to the APP Budget, the Debtors were also required to fund certain expenditures for professional fees and expenses.

On December 31, 2002, substantially all of the assets of the Pipe and Conduit Business, consisting of LTV Tubular Company, a division of LTV Steel Company, Inc., and Georgia Tubing Corporation, were sold to Maverick Tube Corporation for cash of approximately $120 million plus the assumption of certain environmental and other obligations. On October 16, 2002, the Debtors announced that they intended to reorganize the Copperweld Business as a stand-alone business. LTV no longer exercised any control over the business or affairs of the Copperweld Business. A separate plan of reorganization was developed for the Copperweld Business. On August 5, 2003, the Copperweld Business filed a Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code for the Joint Plan of Reorganization of Copperweld Corporation and Certain of its Debtor Affiliates. On October 8, 2003, the Court approved the Second Amended Disclosure Statement. On November 17, 2003, the Court confirmed the Second Amended Joint Plan, as modified, and on December 17, 2003 the Effective Date occurred and the common stock was cancelled. Because The LTV Corporation ("LTV") received no distributions under the Second Amended Plan, LTV's equity in the Copperweld Business is worthless and has been cancelled.


THE LTV CORPORATION
Notes to Integrated Steel Business Cash Receipts and Disbursements Schedule - April 2005


In November 2002, the Debtors paid the DIP Lenders the remaining balance due for outstanding loans and in December 2002, the remaining letters of credit were cancelled or cash collateralized. Consequently, the Debtors have no remaining obligation to the DIP Lenders. Pursuant to an order of the Court entered on February 11, 2003, LTV Steel has continued the orderly liquidation and wind down of its businesses.

On October 8, 2003, the Court entered an Order substantively consolidating the Chapter 11 estates of LTV Steel and Georgia Tubing Corporation for all purposes.

In November and December 2003, approximately $91.9 million was distributed by LTV Steel to other Debtors pursuant to the Intercompany Settlement Agreement that was approved by the Court on November 17, 2003. Because the amount of secured and unsecured debt of such other Debtors exceeds the amount of the distributions to such other Debtors, LTV 's equity in such Debtors is worthless.

On December 23, 2003, the Court entered an Order authorizing LTV Steel and Georgia Tubing to make distributions to their administrative creditors and, after the final distribution, to dismiss their Chapter 11 cases and dissolve. On January 21, 2004, an initial funding of $65 million was made to a distribution disbursing account; distributions to administrative creditors were made from this account in January 2004 and in June 2004. At this time, LTV Steel and Georgia Tubing are unable to definitively estimate the amount of cash that will be available for distribution to administrative creditors, but they will not be able to pay all of their administrative claims in full and will not be able to provide any recovery to the unsecured creditors of LTV Steel and Georgia Tubing. Additionally, the value obtained from the liquidation of the Debtors' remaining assets will not be sufficient to provide any recovery for common shareholders of LTV.

On March 31, 2005, the Court entered an order that among other things: (a) approved a distribution and dismissal plan for LTV and certain other debtors;
(b) authorized LTV and LTV Steel to take any and all actions that are necessary or appropriate to implement the distribution and dismissal plan; (c) established March 31, 2005 as the record date for identifying shareholders of LTV that are entitled to any and all shareholder rights with respect to the distribution and dismissal plan and the eventual dissolution of LTV (although shareholders of LTV will not receive a distribution on account of their shares of LTV's stock) ; and
(d) authorized LTV to establish and fund a reserve account for the conduct of post-dismissal activities and the payment of post-dismissal claims.

As previously disclosed, LTV is in the process of liquidating, and its stock is worthless. There is no set of facts known to LTV that will result in proceeds of asset sales exceeding LTV's known liabilities. Thus, there will be no recovery to LTV's stockholders. Pursuant to the March 31, 2005 Order, the record date for shareholders has been established as of March 31, 2005. Accordingly, effective as of March 31, 2005, LTV will no longer engage the transfer agent to maintain the transfer records for LTV's common or preferred stock.

THE LTV CORPORATION
Integrated Steel Business - Debtors' Cash Account Balances - April 2005 (Unaudited)
($ in Thousands)





JP Morgan Chase                                                    $     41,421
Outstanding Checks                                                          (30)
National City Corporate                                                      --
Mellon Bank Corporate                                                        --

                                                                   ------------
     Total                                                         $     41,391
                                                                   ============